Exhibit 99.1

                        TRUSTEE'S DISTRIBUTION STATEMENT

 THE                    TO THE HOLDERS OF:
BANK OF                 Corporate Bond-Backed Certificates
  NEW                   Series 1998-ADM-1
 YORK                   Class A-1 Certificates
                        CUSIP NUMBER: 21987HAS4

In accordance with the Standard Terms, The Bank of New York, as trustee submits the following cash basis statement
for the period ending:                                             June 15, 2007

INTEREST ACCOUNT
Balance as of December 15, 2006 ................                           $0.00
  Schedule Income received on securities .......                   $1,153,239.00
  Unscheduled Income received on securities ....                           $0.00
  Interest Received on sale of Securities ......                           $0.00
LESS:
  Distribution to Class A-1 Holders ............  $1,150,239.00
  Trustee Fees .................................      $2,250.00
  Fees allocated for third party expenses ......        $750.00
Balance as of June 15, 2007 ....................       Subtotal            $0.00

PRINCIPAL ACCOUNT
Balance as of December 15, 2006 ................                           $0.00
  Scheduled Principal payment
    received on securities .....................                   $1,129,442.00
  Principal received on sale of securities .....                           $0.00
LESS:
  Distribution to Class A-1 Holders ............  $1,129,442.00
                                                       Subtotal    $1,129,442.00
Balance as of June 15, 2007 ....................        Balance            $0.00

                 UNDERLYING SECURITIES HELD AS OF: June 15, 2007
                          $65,775,000 6.95% Debentures
                               due 2097 issued by
                         Archer-Daniels-Midland Company
                             CUSIP NUMBER: 039483AP7